EXHIBIT 10.52



                               SECOND AMENDMENT TO
                    POS CHECK THIRD PARTY SERVICER AGREEMENT
                             ADTED DECEMBER 12, 2000
                                     BETWEEN
                         ELECTRONIC CLEARING HOUSE, INC.
                                       AND
                                VISA U.S.A., INC.



The POS Check Servicer Agreement ("Agreement") dated December 12, 2000 and the First Amendment to the POS Check Servicer Agreement dated April 23, 2002 between the parties is amended as follows:

     1. ECHO agrees to perform all development work to initiate the Pilot Program ("Program"). The scope of the development work to be completed by ECHO is set forth in Exhibit "A", attached hereto and incorporated herein by this reference. ECHO agrees that the NCN production release will occur on August 28, 2002 and that the ACH production release will occur on October 16, 2002.

     2. Visa agrees to pay ECHO for all development work done by ECHO to initiate the Program. The cost breakdown of the development work to be done by ECHO to initiate the Program is set forth in Exhibit "A".

     3. Visa shall have the right to cancel this Addendum by giving ECHO fifteen (15) days written notice of its intent to cancel. In the event that Visa cancels this Addendum during the first thirty (30) days following the execution date of this Addendum, ECHO will reimburse Visa fifty percent (50%) of the development cost paid by Visa to ECHO to initiate the Program. In the event that Visa cancels this Addendum between the thirty-first (31st) day of this Agreement and the sixtieth (60th) day of this Agreement, ECHO will reimburse Visa twenty percent (20%) of the development cost paid by Visa to ECHO to initiate the Program. If Visa cancels this Addendum after this Agreement has been in force for sixty (60) days, ECHO will keep all of the development cost paid by Visa to ECHO to initiate the Program.

     4. In the event that ECHO does not make either production deadline set forth in Paragraph 1, ECHO agrees to pay Visa a late penalty of Five Hundred dollars ($500.00) per day.

     5. Visa agrees that the total reimbursement under Paragraph 3 and the total late penalties under Paragraph 4 shall not exceed fifty percent (50%) of Visa's original development cost paid under the terms of Paragraph 2.

     6. Except as amended herein, the terms and conditions of the Agreement and the First Amendment to the Agreement shall continue in full force and effect. If Visa elects to cancel this Addendum under the provisions of paragraph 3, all terms and conditions of the Agreement and the First Amendment to the Agreement shall continue in full force and effect.

The parties through their authorized representatives have executed this Second Amendment the dates shown below, effective the latest such date.

ELECTRONIC  CLEARING                VISA  U.S.A.,  INC.
HOUSE,  INC.


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